Exhibit 21.1

Operating Subsidiaries

Primus Telecommunications, Inc.	(Delaware)
Primus Telecommunications IHC, Inc.	(Delaware)
STSJ Overseas Telephone Company, Inc.	(Puerto Rico)
St. Thomas & San Juan Telephone Company, Inc.	(US Virgin Islands)
Primus Telecommunications Canada, Inc.	(Canada)
Telesonic Communications, Inc.	(Canada)
MIPPS, Incorporated	(Canada)
Primus Telecom Holdings Pty., Ltd.	(Australia)
Primus Network (Australia) Pty., Ltd.	(Australia)
Primus Telecom Pty, Ltd	(Australia)
Primus Telecommunications Pty., Ltd	(Australia)
Primus Telecommunications (Australia) Pty., Ltd.	(Australia)
0014 Pty, Ltd.	(Australia)
Primus Online Pty., Ltd.	(Australia)
Telegroup UK Ltd.	(United Kingdom)
Primus Telecommunications Ltd.	(United Kingdom)
Planet Talk UK Limited	(United Kingdom)
Primus Telecommunications KK Japan	(Japan)
Global Access Pty., Ltd.	(South Africa)
P1 do Brasil Ltda	(Brazil)
Matrix Internet, S.A.	(Brazil)
US Matrix Telecommunications, Inc.	(Florida)
Primus Telecommunications Netherlands B.V.	(Netherlands)
Primus Nederland B.V.	(Netherlands)
Primus Telecommunications GmbH	(Germany)
Primus Telecommunications S.r.1.	(Italy)
Telegroup Italia S.r.1.	(Italy)
Primus Telecommunications Iberica SA	(Spain)
PTI Telecommunications GmbH	(Austria)
Lingo, Inc.	(Delaware)
Primus Professional Services Private Limited (fka Primus Telecommunication India Private Limited)	(India)
Globility Communications Corporation	(Canada)
Arbinet Corporation	(Delaware)
Arbinet - theXchange LTD	(United Kingdom)
Arbinet - theXchange HK LTD	(Hong Kong)
Arbinet Corner Services, Inc.	(Delaware)

Non-Operating Subsidiaries

Primus Telecommunications International, Inc.	(Delaware)
iPRIMUS.com, Inc.	(Delaware)
Lingo Holdings, Inc.	(Delaware)
Primus Telecommunications Holding, Inc.	(Delaware)
OTC Network Assets, Inc.	(Puerto Rico)
Stubbs, Ltd.	(Hong Kong)
PRIMUS Telecom SA de C.V.	(El Salvador)
Primus Telecommunications Holdings Ltd	(United Kingdom)
Primus Telecommunications de Mexico SA de CV	(Mexico)
3082833 Nova Scotia LLC	(Delaware)
3620212 Canada Inc.	(Canada)
Primus Telecommunications Europe BV	(Netherlands)
Delta One America Do Sul	(Brazil)
Primus Telecommunications AG	(Switzerland)
Primus Telecom Mauritius Holdings	(Mauritius)
PTG Investments, Inc.	(Delaware)
NetGlobalis Telecommunicacoes	(Brazil)
Primus Participacoes S.A.	(Brazil)
Arbinet Digital Media Corporation	(Delaware)
Bellfax, Inc.	(Delaware)
ANIP, Inc.	(Delaware)
Arbinet Services, Inc.	(Delaware)
Arbinet Managed Services, Inc.	(Delaware)